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                                                        EXHIBIT 11(a)


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Financial Statements" and "Independent Auditors" in the Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 24 to the Registration Statement (Form N-1A No. 2-92665) of Excelsior Funds, Inc. of our report dated May 9,
1997 on the financial statements and financial highlights of the Equity, Income and Growth, Aging of America, Business and Industrial Restructuring, Communication and Entertainment, Early Life Cycle, Environmentally-Related Products and Services, Global Competitors, Long-Term Supply of Energy and Productivity Enhancers Portfolios (ten of the portfolios constituting the Excelsior Funds, Inc.) included in the 1997 Annual Report.






                                                /s/ ERNST & YOUNG LLP


Boston, Massachusetts
May 14, 1997